CERTIFICATION

         The Dresher Family of Funds, the registrant, certifies that:

1. It has reviewed this report on Form N-SAR;

2. Based on its knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. The registrant is responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and has:

(a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to the registrant by others within those entities, particularly during the period in which this report is being prepared;

(b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

(c) presented in this report its conclusions about the effectiveness of the disclosure controls and procedures based on its evaluation as of the Evaluation Date;

4. The registrant has disclosed, based on its most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and has identified for the registrant's auditors any material weaknesses in internal controls; and

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

5. The registrant has indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of its most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Dated:  April 29, 2003

THE DRESHER FAMILY OF FUNDS

By:  /s/ Michael H. Peuler
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Michael H. Peuler, President